Exhibit 10.3

SUPPLEMENTAL LETTER

Reference is made to the contract dated as of July 14, 2004 between Tommy Hilfiger 485 Fifth, Inc. and Park & 5th Property LLC, as amended by amendments dated August 5, 2004 and May 10, 2005, which contract was assigned to Park & 5th Owner LLC (the “Contract”).

The following will serve to amend and/or supplement the terms of the Contract as follows:

1. As soon as practicable, the parties will calculate and adjust for the cost of all permits, certificates and like items that have not been adjusted for as of the closing.

2. The Purchaser has acknowledged in the Contract that there may be a commission owed to CB Richard Ellis if 485 Camera & Electronics Inc./On Off Digital World, Inc. elects to extend its lease and exercise its renewal option in accordance with its lease. Accordingly, Purchaser agrees to pay such commission, if any, in the amount set forth in Exhibit A attached hereto to the extent such document is applicable to the said lease.

3. Violations occurring prior to date of closing (except for the violations hereto as Exhibit B which Purchaser agrees to take subject to and which shall be dealt with as provided in Section 7 hereof) shall remain the obligation of Seller, but in no event shall such obligation exceed the amount of the limitation set forth in the Contract.

4. Seller agrees to assume Purchaser’s reasonable cost of requiring Fifth Avenue Generation (“Tenant”) to remedy the violation attached hereto as Exhibit C (the “Violation”) if legal action becomes reasonably necessary for Purchaser to do so. Payment of any such costs to be reimbursed to Purchaser monthly by Seller upon receipt by Seller of reasonable documentation confirming the cost of same. In no event shall Seller’s obligations with respect to the cost of requiring Tenant to cause it to remedy the violation exceed $25,000.

5. Seller and Purchaser hereby agree to substitute the document attached hereto as Exhibit D as the first page of Schedule C to the Contract.

6. To the extent any document has been dated May 16, 2005, it shall be deemed to be dated May 17, 2005.

7. In order to induce Purchaser to take subject to the violations referred to in the Exhibit B Seller warrants and represents the following, which warranties and representation shall survive the closing:

The Seller shall, at its sole cost and expense, continue to process the removal of said violations and take all commercially reasonable action necessary to do so.

Dated: May 17, 2005

    New York, New York

TOMMY HlLFIGER 485 FIFTH, INC.

By:	/s/ Steven R. Gursky
Steven R. Gursky, Secretary

PARK & 5TH OWNER LLC

By:	/s/ Hymie Mamiye
Name:	Hymie Mamiye
Title:	Manager